UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2011

Vistaprint N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8 Venlo The Netherlands		5928 LW
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 31 77 850 7700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 27, 2011, Vistaprint N.V. and various of its subsidiaries entered into the following agreements (collectively, the “Amendments”) relating to an amendment of the senior Credit Agreement dated as of October 21, 2011 (the “Credit Agreement”) among Vistaprint N.V., as guarantor; Vistaprint Limited, Vistaprint Schweiz GmbH and Vistaprint B.V., three of Vistaprint N.V.’s subsidiaries as borrowers; JPMorgan Chase Bank N.A., as administrative agent (the “Administrative Agent”); the lenders named therein as lenders; HSBC Bank USA, National Association, as syndication agent; RBS Citizens, N.A. as documentation agent; and J.P. Morgan Securities LLC as sole bookrunner and sole lead arranger:

1.	Amendment No. 1 to Credit Agreement among Vistaprint N.V., Vistaprint Limited, Vistaprint B.V., Vistaprint Schweiz GmbH, the lenders parties thereto and the Administrative Agent;

2.	Joinder Agreement among Vistaprint N.V., Vistaprint Limited and the Administrative Agent; and

3.	Borrowing Subsidiary Agreement among Vistaprint Limited, Vistaprint USA, Incorporated and the Administrative Agent.

The Amendments add Vistaprint N.V. and Vistaprint USA, Incorporated as additional borrowers under the Credit Agreement and provide more flexibility to Vistaprint N.V. and its subsidiaries to guaranty each other’s obligations.

This description of the Amendments is not a complete statement of the parties’ rights and obligations under the Amendments and is qualified in its entirety by reference to the full text of the Amendments, which are filed as exhibits to this report and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On December 28, 2011, pursuant to an Agreement and Plan of Merger dated as of December 16, 2011 among Vistaprint N.V.; Vistaprint USA, Incorporated and Woodbridge Acquisition Corporation, which are indirect, wholly owned subsidiaries of Vistaprint N.V.; Webs, Inc.; and Shareholder Representative Services LLC, solely in its capacity as securityholder representative (the “Merger Agreement”), Vistaprint USA acquired all of the outstanding capital stock of Webs, and Woodbridge Acquisition Corporation merged with and into Webs with Webs continuing as the surviving corporation and a wholly owned subsidiary of Vistaprint USA. At the closing, Vistaprint N.V. and Vistaprint USA paid $101.3 million in cash and $16.2 million in Vistaprint N.V. restricted shares, with the restricted shares being subject to the continued employment of Webs’ founding stockholders as described in Item 3.02 below. Pursuant to the Merger Agreement, Vistaprint N.V. and Vistaprint USA deposited $12.75 million of the cash and restricted share consideration paid for Webs securities into an escrow fund to secure certain obligations of the former securityholders of Webs to indemnify Vistaprint in the event of certain breaches of representations and warranties in the Merger Agreement and to pay Vistaprint the amount of any shortfall in Webs’ working capital as of the closing date.

Item 3.02.	Unregistered Sales of Equity Securities

As part of the purchase price for the Webs acquisition, on December 28, 2011 Vistaprint awarded to Webs’ three founders – Haroon, Zeki and Idris Mokhtarzada – restricted ordinary shares, par value €0.01 per share, having an aggregate value of $16.2 million, which constitute inducement awards in compliance with NASDAQ Marketplace Rule 5635, pursuant to the Vistaprint N.V. 2011 Inducement Share Plan: Haroon Mokhtarzada received 172,972 restricted shares, Zeki Mokhtarzada received 182,509 restricted shares, and Idris Mokhtarzada received 150,862 restricted shares. Vistaprint N.V. issued the restricted shares to the recipients without payment of any additional consideration by the recipients other than their shares of Webs common stock. These restricted share awards vest as to 50% of the shares on December 28, 2012 and as to the remaining shares on December 28, 2013, as long as each recipient continues to be an employee of Vistaprint or one of its subsidiaries on each vesting date, subject to possible accelerated vesting under certain circumstances. In addition, if at any time the unvested restricted shares held by either Haroon Mokhtarzada or Zeki Mokhtarzada are forfeited as a result of a failure to satisfy a vesting condition, then the unvested restricted shares held by the other two recipients will also be forfeited. Pursuant to the Merger Agreement, $12.75 million of the consideration to be paid at closing, including cash payable to the Webs security holders and 5% of the restricted shares held by each recipient, has been deposited into an escrow fund to secure certain obligations of the former security holders of Webs to indemnify Vistaprint and to pay Vistaprint the amount of any shortfall in Webs’ working capital as of the closing date.

Because the offer and sale of the restricted share awards did not involve any form of general solicitation or general advertising and because the three recipients of the awards are accredited investors, the issuance of the restricted shares was exempt from the registration requirements of the Securities Act of 1933 under Rule 506 of Regulation D under such Act.

This description of the restricted share awards granted to Haroon, Zeki and Idris Mokhtarzada is not a complete statement of the parties’ rights and obligations under such awards and is qualified in its entirety by reference to the full text of the Vistaprint N.V. 2011 Inducement Share Plan and form of Restricted Share Award Agreement, which are filed as exhibits to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

See the Exhibit Index attached to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2011	VISTAPRINT N.V.

	By:	/s/ Michael C. Greiner
Michael C. Greiner
Vice President and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 dated as of December 27, 2011 to Credit Agreement dated as of October 21, 2011 among Vistaprint Limited, Vistaprint Schweiz GmbH, Vistaprint B.V., Vistaprint N.V., the lenders named therein, and JPMorgan Chase Bank N.A., as administrative agent

10.2	Joinder Agreement dated as of December 27, 2011 among Vistaprint Limited, Vistaprint N.V., and JPMorgan Chase Bank N.A., as administrative agent

10.3	Borrowing Subsidiary Agreement dated as of December 27, 2011 among Vistaprint Limited, Vistaprint USA, Incorporated, and JPMorgan Chase Bank N.A., as administrative agent

10.4	Vistaprint N.V. 2011 Inducement Share Plan

10.5	Form of Restricted Share Award Agreement under 2011 Inducement Share Plan